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EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-32708, 33-96916 and 333-32712 of Eagle Point Software Corporation on Form S-8 of our reports dated August 1, 2000, appearing in this Annual Report on Form 10-K of Eagle Point Software Corporation for the year ended June 30, 2000.



Des Moines, Iowa
September 28, 2000